Exhibit 10.2
$150,000,000
WCA WASTE CORPORATION
9.25% Senior Notes due 2014
PURCHASE AGREEMENT
June 28, 2006
Credit Suisse Securities (USA) LLC (“Credit Suisse”),
     Eleven Madison Avenue,
          New York, N.Y. 10010-3629
Dear Sirs:
     1. Introductory. WCA Waste Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Credit Suisse Securities (USA) LLC (the initial “Purchaser”) U.S. $150,000,000 principal amount of its 9.25% Senior Notes due 2014 (the “Notes”) to be issued under an indenture, dated as of July 5, 2006 (the “Indenture”), and to be made by and among the Company, the Guarantors (as defined below) and The Bank of New York Trust Company, N.A., as Trustee.
     The Notes will be unconditionally guaranteed (together, the “Guarantees”) by each of the entities listed on Schedule A attached hereto (each a “Guarantor” and together, the “Guarantors;” the Guarantors collectively with the Purchaser, the “Obligors”). The Notes together with the Guarantees are herein collectively called the “Offered Securities.” The United States Securities Act of 1933, as amended, is herein referred to as the “Securities Act.”
     The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement dated as of the Closing Date (as defined below) between the Obligors and the Purchaser (the “Registration Rights Agreement”), pursuant to which the Company agrees to file a registration statement with the Securities and Exchange Commission (the “Commission”) registering the resale of the Offered Securities under the Securities Act.

     Notwithstanding any provision hereof to the contrary, all representations, warranties, covenants and agreements herein of the Guarantors shall not be effective prior to the Closing Date (as defined below).
     The Company and the Guarantors hereby agree with the Purchaser as follows:
     2. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, represent and warrant to, and agree with, the Purchaser that:
     (a) A preliminary confidential offering circular dated June 19, 2006 (the “Preliminary Offering Circular”) relating to the Offered Securities to be offered by the Purchaser and a final confidential offering circular (the “Final Offering Circular”) disclosing the offering price and other final terms of the Offered Securities and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement) have been or will be prepared by the Company. “General Disclosure Package” means the Preliminary Offering Circular, together with any Issuer Free Writing Communication (as hereinafter defined) existing at the Applicable Time (as hereinafter defined) as evidenced by its being specified in Schedule B to this Agreement (including the term sheet listing the final terms of the Offered Securities and their offering, included in Schedule B to this Agreement, which is referred to as the “Terms Communication”) considered together with the offering price on the cover page of the Final Offering Circular and the statements under the caption “Description of Notes” in the Final Offering Circular. “Applicable Time” means 4:45 pm (New York City time) on the date of this Agreement. As of the date of this Agreement, the Final Offering Circular does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Applicable Time, neither (i) the General Disclosure Package, nor (ii) any individual Supplemental Marketing Material (as hereinafter defined), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Preliminary Offering Circular or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Company by Credit Suisse specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof. Except as disclosed in the General Disclosure Package, on the date of this Agreement, the Company’s Annual Report on Form 10-K most recently filed, as amended, with the Commission and all subsequent reports (collectively, the “Exchange Act Reports”) which have been filed by the Company with the Commission or sent to stockholders pursuant to the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Exchange Act Reports, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder in accordance with Rule 144A(d)(4) under the Securities Act (the “Additional Issuer Information”) does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Preliminary or Final Offering Circular based upon written information furnished to the Company by Credit Suisse specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.
“Free Writing Communication” means a written communication (as such term is defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Circular or the Final Offering Circular. “Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Company’s records. “Supplemental Marketing Material” means any Issuer Free Writing Communication other than an Issuer Free Writing Communication specified in Schedule B to this Agreement.
     (b) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation and in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect on the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).
     (c) Each subsidiary of the Company has been duly formed and is an existing corporation, limited liability company or limited partnership, as applicable, in good standing under the laws of the jurisdiction of its formation, with power and authority (corporate, limited liability company or limited partnership, as applicable, and other) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for such jurisdictions where the failure to so qualify or to be in good standing would not have a Material Adverse Effect; all of the issued and outstanding equity of each subsidiary of the

Company has been duly authorized and validly issued and is fully paid and nonassessable; and the equity of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.
     (d) The Indenture has been duly authorized by the Company and each Guarantor, and, when duly executed and delivered by the Company and each Guarantor, assuming due authorization, execution and delivery thereof by the Trustee, the Indenture will constitute a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Notes to be purchased by the Purchaser from the Company will be in the form contemplated by the Indenture, and have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture, and, when executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and delivered against payment of the purchase price therefor, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Guarantees have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture, and, when the Notes have been executed, authenticated and issued in accordance with the terms of the Indenture and delivered against payment of the purchase price therefor, the Guarantees will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
     (e) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder’s fee or other like payment as a result of the transactions contemplated by the Preliminary Offering Circular.
     (f) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement in connection with the issuance, sale and delivery of the Offered Securities by the Company, except such as may be required by federal and state securities laws or blue sky laws with respect to the Company’s or each Guarantor’s obligations under the Registration Rights Agreement.

     (g) The execution, delivery and performance of the Indenture, this Agreement and the Registration Rights Agreement, and the issuance, sale and delivery of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of: (i) any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, except for such violations or defaults as would individually or in the aggregate not result in a Material Adverse Effect; (ii) any agreement or instrument listed as an exhibit pursuant to Items 601(b)(2), 601(b)(4) and 601(b)(10) of Regulation S-K in the Company’s Form 10-K filed with the Commission on March 13, 2006, as amended by the Form 10-K/A filed with the Commission on May 1, 2006, to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject; or (iii) the charter, by-laws or similar organizational documents of the Company or any such subsidiary; and the Company and the Guarantors have full power and authority to authorize, issue, sell and deliver the Offered Securities as contemplated by this Agreement.
     (h) This Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company and each Guarantor.
     (i) Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.
     (j) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies to conduct the business now operated by them, and they have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
     (k) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company or any Guarantor, is imminent that would be reasonably likely to have a Material Adverse Effect.
     (l) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively,

“intellectual property rights”) necessary to conduct the business now operated by them, and they have not received any notice of infringement of, or conflict with asserted rights of others with respect to, any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
     (m) Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns, operates or leases any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or, to their knowledge, is subject to any claim relating to any environmental laws, which, in each such case, such violation, ownership, lease, disposal, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which would be reasonably likely to lead to such a claim.
     (n) Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated.
     (o) The financial statements included in the General Disclosure Package present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of and at the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the General Disclosure Package, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis, and the assumptions used in preparing the pro forma financial statements included in the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.
     (p) Except as disclosed in the General Disclosure Package, since the date of the latest audited financial statements included in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
     (q) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.
     (r) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended (the “Investment Company Act”); and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be, an “investment company” as defined in the Investment Company Act.
     (s) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange, registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.
     (t) Subject to compliance by the Purchaser with the representations, warranties and procedures set forth in Section 4 hereof, the offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder, and it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
     (u) Neither the Company, nor any Guarantor, nor any of their affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S (“Regulation S”) under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S, and the distribution of the Offered Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration requirements of the Securities Act. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement. There is no “substantial U.S. market interest” as defined in Rule 902(n) of Regulation S in the Company’s debt securities.
     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, at a purchase price of 97.50% of the principal amount thereof, U.S. $150,000,000 principal amount of the Notes.
     The Company will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchaser in reliance on Regulation S (the “Regulation S Securities”) in the form of one or more permanent global Securities in registered form without interest coupons (the “Offered Regulation S Global Securities”) which will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) for the respective accounts of the DTC participants for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and registered in the name of Cede & Co., as nominee for DTC. The Company will deliver against payment of the purchase price the Offered Securities to be purchased by the Purchaser hereunder and to be offered and sold by the Purchaser in reliance on Rule 144A under the Securities Act (the “144A Securities”) in the form of one permanent global security in definitive form without interest coupons (the “Restricted Global Securities”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the Final Offering Circular. Until the termination of the distribution compliance period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Offered Regulation S Global Securities may only be held by the DTC participants for Euroclear and Clearstream, Luxembourg. Interests in any permanent global securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Final Offering Circular.
     Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchaser in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to Credit Suisse drawn to the order of the Company at the office of Andrews Kurth LLP, Houston, Texas at 9:00 A.M. (New York time), on July 5, 2006, or at such other time not later than seven full business days thereafter as Credit Suisse and the Company determine, such time being herein referred to as the “Closing Date”, against delivery to the Trustee as custodian for DTC of (i) the Offered Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg and (ii) the Restricted Global Securities representing all of the 144A Securities. The

Offered Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the above office of Andrews Kurth LLP, Houston, Texas at least 24 hours prior to the Closing Date.
     4. Representations by Purchaser; Resale by Purchaser. (a) The Purchaser represents and warrants to the Company that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.
     (b) The Purchaser acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. The Purchaser represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities, (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A under the Securities Act (“Rule 144A”). Accordingly, neither the Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and the Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Purchaser agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, the Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:
“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”
Terms used in this subsection (b) have the meanings given to them by Regulation S.
     (c) The Purchaser agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except with the prior written consent of the Company.
     (d) The Purchaser agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. The Purchaser agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.
     5. Certain Agreements of the Company and the Guarantors. The Company agrees, and, as applicable, the Guarantors agree, with the Purchaser that:
     (a) The Company will advise Credit Suisse promptly of any proposal to amend or supplement the Preliminary Offering Circular or Final Offering Circular and will not effect such amendment or supplementation without Credit Suisse’s consent. If at any time prior to the completion of the resale of the Offered Securities by the Purchaser, there occurs an event or development as a result of which any document included in the Preliminary Offering Circular or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company promptly will notify Credit Suisse of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither Credit Suisse’s consent to, nor its delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6. The first sentence of this subsection does not apply to statements in or omissions from any document in the Preliminary Offering Circular or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material made in reliance upon and in conformity with written information furnished to the Company by Credit Suisse specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.
     (b) The Company will furnish to Credit Suisse copies of the Preliminary Offering Circular, each other document comprising a part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as Credit Suisse reasonably requests. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to Credit Suisse and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchaser all such documents.
     (c) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as Credit Suisse designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchaser, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.
     (d) During the period of two years after the Closing Date, the Company will, upon reasonable request, furnish to Credit Suisse and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.
     (e) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.
     (f) During the period of two years after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.
     (g) The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture and the Registration Rights Agreement, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities; (iii) the cost of qualifying the Offered Securities for trading in The PortalSM Market (“PORTAL”) and any expenses incidental thereto; (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (v) for any expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as Credit Suisse designates and the printing of memoranda relating thereto; (vi) for any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities; and (vii) for expenses incurred in distributing the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Purchaser.
     (h) In connection with the offering, until Credit Suisse shall have notified the Company of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.
     (i) For a period of 90 days after the date of the initial offering of the Offered Securities by the Purchaser, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.
     6. Free Writing Communications. The Company represents and agrees that, unless it obtains the prior consent of Credit Suisse, and the Purchaser represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Communication.
     7. Conditions of the Obligation of the Purchaser. The obligation of the Purchaser to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their respective obligations hereunder and to the following additional conditions precedent:
     (a) The Purchaser shall have received a letter, dated the date of this Agreement, of KPMG LLP in agreed form confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder (“Rules and Regulations”) and to the effect that:
     (i) in their opinion the financial statements examined by them and included in the Preliminary and Final Offering Circular and in the Exchange Act Reports

comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;
     (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements included in the Preliminary and Final Offering Circular and in the Exchange Act Reports;
     (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:
     (A) the unaudited financial statements included in the Preliminary and Final Offering Circular or in the Exchange Act Reports do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;
     (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in General Disclosure Package; or
     (C) for the period from the closing date of the latest income statement included in the General Disclosure Package to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the General Disclosure Package —Exchange Act Reports—, in consolidated net sales, net operating income consolidated net income or in the ratio of earnings to fixed charges;

except in all cases set forth in clauses (A) and (B) above for changes, increases or decreases which the General Disclosure Exchange Act Reports disclose have occurred or may occur or which are described in such letter; and
     (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Preliminary Offering Circular, each other document comprising any part of the General Disclosure Package, the Final Offering Circular and each item of Supplemental Marketing Material (other than any Supplemental Marketing Material that is an electronic road show) and the Exchange Act Reports (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.
     (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of the Purchaser, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any substantial change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Purchaser be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any material disruption of settlements of securities or clearance services in the United States; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Purchaser, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.
     (c) The Purchaser shall have received an opinion, dated the Closing Date, of Andrews Kurth LLP, counsel for the Company, in substantially the form of Exhibit A.
     (d) The Purchaser shall have received an opinion, dated the Closing Date, of in-house counsel for the Company, in substantially the form of Exhibit B.
     (e) The Purchaser shall have received from Latham & Watkins LLP, counsel for the Purchaser, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Final Offering Circular and the General Disclosure Package, the exemption from registration for the offer and sale of the Offered Securities by the Company to the Purchaser and the resales by the Purchaser as contemplated hereby and other related matters as Credit Suisse may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (f) The Purchaser shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, in their capacity as officers, to the best of their knowledge after reasonable investigation, shall state that (1) the representations and warranties of the Company and the Guarantors in this Agreement are true and correct in all material respects (unless expressly stated to relate to a specific earlier date, in which case each of such representations and warranties that is qualified as to materiality or Material Adverse Effect shall be true and correct as of such earlier date, and each of such representations and warranties that is not so qualified shall be true and correct in all material respects as of such earlier date) as of the Closing Date; (2) that the Company’s estimates of the effect of acquisitions and related matters, as discussed in, and subject to the risks and assumptions disclosed in, the General Disclosure Package, are reasonable and were prepared in good faith; and (3) that the Company and the Guarantors have complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.
     (g) The New Secured Credit Facility (as described in the Preliminary Offering Circular) shall have been duly authorized, executed and delivered by the Company and the Guarantors and all conditions precedent to the funding of the New Senior Secured Credit Facility have been met.
     (h) Concurrently with the offering, the First Lien Credit Agreement, dated as of April 28, 2005, by and among WCA Waste Systems, Inc., Wells Fargo Bank, National Association, Comerica Bank and the lenders party thereto, and the Second Lien Credit Agreement, dated as of April 28, 2005, by and among WCA Waste Systems, Inc., Wells

Fargo Bank, National Association and the lenders party thereto, shall have been paid with the proceeds of the offering as set forth in the Offering Circular under the caption “Use of Proceeds”.
     (i) The Securities have been designated for trading on PORTAL.
     (j) No amendment shall have been in effect and no amendment or waiver shall have been entered into with respect to the Preferred Equity Investment Documents (as described in the Preliminary Offering Circular).
     The Company will furnish the Purchaser with such conformed copies of such opinions, certificates, letters and documents as the Purchaser reasonably requests. Credit Suisse may in its sole discretion waive on behalf of the Purchaser compliance with any conditions to the obligations of the Purchaser hereunder.
     8. Indemnification and Contribution. (a) The Company and the Guarantors will jointly and severally indemnify and hold harmless the Purchaser, its officers, partners, members, directors and its affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and will reimburse the Purchaser for any legal or other expenses reasonably incurred by the Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Company nor any Guarantor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Purchaser specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.
          (b) Purchaser will indemnify and hold harmless the Company and each Guarantor, their directors and officers and each person, if any, who controls the Company and each Guarantor within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company and each Guarantor may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Purchaser specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and the Guarantors in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Purchaser consists of the following information in the Preliminary Offering Circular and Final Offering Circular: under the caption “Plan of Distribution” the sixth and seventh paragraphs and the second sentence of the eleventh paragraph; provided, however, that the Purchaser shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s or the Guarantors’ failure to perform its obligations under Section 5(a) of this Agreement.
          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.
          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchaser on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchaser from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
          (e) The obligations of the Company and the Guarantors under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchaser under this Section shall be in addition to any liability which the Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.
     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Purchaser is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchaser pursuant to Section 8 shall remain in effect. If the purchase of the Offered Securities by the Purchaser is not consummated for any reason other than solely because of the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(b), the Company will reimburse the Purchaser for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Securities.
     10. Notices. All communications hereunder will be in writing and, if sent to the Purchaser will be mailed, delivered or telegraphed and confirmed to the Purchaser at Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at WCA Waste Corporation, One Riverway, Suite 1400, Houston, Texas 77056 Attention: J. Edward Menger.
     11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second sentence of Section 5(b) hereof against the Company and the Guarantors as if such holders were parties thereto.
     12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     13. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:
     (a) the Purchaser has been retained solely to act as initial purchaser in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Guarantors and the Purchaser has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary Offering Circular or Final Offering Circular, irrespective of whether the Purchaser has advised or is advising the Company or any Guarantor on other matters;
     (b) the purchase price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Purchaser, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;
     (c) the Company and the Guarantors have been advised that the Purchaser and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Guarantors and that the Purchaser has no obligation to disclose such interests and transactions to the Company or any Guarantor by virtue of any fiduciary, advisory or agency relationship; and
     (d) the Company and the Guarantors waive, to the fullest extent permitted by law, any claims it may have against the Purchaser for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Purchaser shall have no liability (whether direct or indirect) to the Company or any Guarantor in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or any Guarantor, including stockholders, employees or creditors of the Company or any Guarantor, as a result of the transactions contemplated by this Agreement or the Preliminary Offering Circular.
     14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     15. Submission to Jurisdiction. The Company and the Guarantors hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     If the foregoing is in accordance with the Purchaser’s understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Purchaser in accordance with its terms.

Very truly yours,

WCA Waste Corporation

By:	/s/ Joseph J. Scarano, Jr.
Name:	Joseph J. Scarano, Jr.
Title:	Vice President

Eagle Ridge Landfill, LLC
Material Recovery, LLC
Material Reclamation, LLC
Texas Environmental Waste Services, LLC
Transit Waste, LLC
Translift, Inc.
Waste Corporation of Arkansas, Inc.
Waste Corporation of Kansas, Inc.
Waste Corporation of Missouri, Inc.
Waste Corporation of Tennessee, Inc.
Waste Corporation of Texas, L.P.,
      by WCA Texas Management General, Inc., its
      general partner
WCA Capital, Inc.
WCA Holdings Corporation
WCA Management Company, LP,
     by WCA Management General, Inc., its
      general partner
WCA Management General, Inc.
WCA of Alabama, L.L.C.
WCA of Central Florida, Inc.
WCA of Florida, Inc.
WCA of High Point, LLC
WCA of North Carolina, LLC
WCA Shiloh Landfill, L.L.C.
WCA Texas Management General, Inc.
WCA Waste Systems, Inc.
WCA Wake Transfer Station, LLC

By: Name:	/s/ Joseph J. Scarano, Jr. Joseph J. Scarano, Jr.
Title:	Vice President
of each of the foregoing entities

WCA Management Limited, Inc.

By: Name:	/s/ John Sesera John Sesera
Title:	President

The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.
Credit Suisse Securities (USA) LLC

By:	/s/ Ted Iantuono
Name: Ted Iantuono
Title: Managing Director

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